Exhibit 10.15

EXCHANGE AGREEMENT

dated as of November 10, 2005

by and between

EMCORE CORPORATION

and

ALEXANDRA GLOBAL MASTER FUND LTD.

EMCORE CORPORATION

EXCHANGE AGREEMENT

TABLE OF CONTENTS

1. Definitions.
2. Agreement to Exchange; Exchange Value.
(a) Agreement to Exchange.
(b) Closing.
3. Representations, Warranties, Covenants, Etc. of the Holder.
(a) Ownership of Securities.
(b) Authority.
(c) Investment Representations.
(1) The Holder Bears Economic Risk.
(2) Acquisition for Own Account.
(3) Qualified Institutional Buyer.
(4) The Holder Can Protect Its Interest.
(5) Company Information.
(6) Residence.
(7) Foreign Investors.
(8) Transfer Restrictions.
(d) Non−Affiliate Status.
(e) Tax Advice.
4. Representations, Warranties, Covenants, Etc. of the Company.
(a) Organization and Authority.
(b) Concerning the Conversion Shares.
(c) Authorization and Binding Obligations of the Agreement.
(d) Authorization and Binding Obligations of the New Note Indenture.
(e) Authorization and Binding Obligations of the New Notes.
(f) Non-contravention.
(g) Approvals, Filings, Etc.
(h) Absence of Certain Proceedings.
(i) Absence of Brokers, Finders, Etc.
(j) Certain Securities Law Matters.
(k) Trust Indenture Act.
(l) No Integrated Offering.
(m) No Event of Default.
5. Certain Covenants.
(a) Covenants by the Company.
(1) Exchange with Holders of Other Debentures.
(2) Principal Market Listing; Reporting Status.
(3) PORTAL Eligibility.
(b) Settlement of Interest on the Existing Notes.
6. Conditions to the Company’s Obligation to Exchange.
7. Conditions to the Holder’s Obligations to Exchange.
8. Indemnification and Contribution.
(a) Indemnification.
(b) Contribution.
(c) Other Rights.
9. Miscellaneous.
(a) Governing Law.
(b) Headings.
(c) Severability.
(d) Notices.
(e) Counterparts.
(f) Entire Agreement; Benefit.
(g) Waiver.
(h) Amendment.
(i) Best Efforts.
(j) Further Assurances.
(k) Expenses.
(l) Termination.
(m) Survival.
(n) Public Statements, Press Releases, Etc.
(o) Construction.

ANNEXES

ANNEX I      Form of Opinion of Holder Counsel to be Delivered on the Closing Date
ANNEX II     Form of Opinion of Company Counsel to be Delivered on the Closing Date
ANNEX III    Form of Opinion of General Counsel to be Delivered on the Closing Date

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of November 10, 2005 (this “Agreement”), by and between EMCORE CORPORATION, a New Jersey corporation (the “Company”), and ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder currently holds beneficial interests in an aggregate of $14,425,000 principal amount of Existing Notes (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1);

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Holder wishes to exchange the Existing Notes with the Company for New Notes, and the Company wishes to issue New Notes to the Holder in exchange for the Existing Notes; and

WHEREAS, the parties hereto intend that the New Notes to be issued in exchange for the Existing Notes be exempt from registration pursuant to Section 4(2) of the 1933 Act and Rule 506 of Regulation D thereunder;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

(a)  As used in this Agreement, the terms “Agreement”, “Company” and “Holder” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b)  All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c)  The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Claims” means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person.

“Closing Date” means 12:00 noon, New York City time, on November 16, 2005 or such other mutually agreed to time.

“Common Stock” means the Common Stock, no par value per share, of the Company.

“Common Stock Equivalents” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Conversion Shares” means the shares of Common Stock issuable or issued upon conversion of the New Notes.

“DTC” means The Depository Trust Company.

“Excess Interest Payment” shall have the meaning provided in Section 5(b).

“Existing Notes” means $14,425,000.00 aggregate principal amount of the Company’s 5% Convertible Subordinated Debentures due May 15, 2006, owned by the Holder and registered in the name of the Holder or its nominee.

“Existing Note Indenture” means the Indenture, dated as of May 7, 2001, between the Company and Wilmington Trust Company, as Trustee, relating to the Company’s 5% Convertible Subordinated Debentures due May 15, 2006.

“Indemnified Person” means the Holder and each of its affiliates and their respective officers, directors, stockholders and members and each Person who controls the Holder within the meaning of the 1933 Act or the 1934 Act.

“Interest Payment” shall have the meaning provided in Section 5(b).

“NASD” means the National Association of Securities Dealers, Inc.

“New Note Indenture” means the Indenture, dated as of November 16, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee, relating to the New Notes.

“New Notes” means the $16,580,460 aggregate principal amount of the Company’s 5% Convertible Senior Subordinated Notes due 2011 in substantially the form set forth in the New Note Indenture.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

“PORTAL” means the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Principal Market” means the Nasdaq National Market or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

“Rule 144” means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder of any securities to sell securities of the Company to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” means all annual reports, quarterly reports, proxy statements and other reports filed by the Company under the 1934 Act, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trading Day” means a day on which the Principal Market is open for the general trading of securities.

“Transaction Documents” means this Agreement, the New Note Indenture and the New Notes.

“Trustee” shall have the meaning provided in the New Note Indenture.

“Violation” means

any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or any breach or alleged breach by any Person other than the Holder of any representation, warranty, covenant, agreement or other term of this Agreement.

2.  Agreement to Exchange; Exchange Value.

(a)  Agreement to Exchange.

Upon the terms and subject to the conditions of this Agreement,

(1)  the Holder agrees to sell, assign, transfer and deliver the Existing Notes to the Company in exchange for the issuance by the Company to the Holder of the New Notes; and

(2)  the Company agrees to issue to the Holder the New Notes in exchange for the Existing Notes.

The Company agrees to cancel the Existing Notes in full immediately after the closing.

(b)  Closing.

The closing of the exchange provided for in Section 2(a) shall occur on the Closing Date at the Law Offices of Brian W. Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall deliver to the Trustee, against evidence of cancellation of the Holders’ beneficial interest in the Existing Notes, one or more permanent global securities, registered in the name of Cede & Co., as nominee for DTC, and (2) the Holder shall cancel its beneficial interest in the Existing Notes and deliver to the Company evidence that such beneficial interest has been cancelled on records maintained in book-entry form by DTC and its participants. The Holders’ beneficial interests in the New Notes will be shown on records maintained in book-entry form by DTC and its participants.

3.  Representations, Warranties, Covenants, Etc. of the Holder.

The Holder represents and warrants to, and covenants and agrees with, the Company as follows:

(a)  Ownership of Securities.

The Holder has all right, title and interest in its beneficial interest in the Existing Notes, and has not endorsed, assigned, sold, transferred or otherwise in any manner disposed of the Holder’s beneficial interest in the Existing Notes or any interest therein. No person or entity other than the Holder has any interest in the Holder’s beneficial interest in the Existing Notes.

(b)  Authority.

The execution, delivery and performance by the Holder of this Agreement are within the powers of the Holder and have been duly authorized by all necessary action on the part of the Holder. This Agreement constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)  Investment Representations.

The Holder understands that the New Notes and Conversion Shares have not been registered under the 1933 Act and that the Company has no intention of registering the New Notes or the Conversion Shares under the 1933 Act. The Holder also understands that the New Notes and Conversion Shares are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon the Holder’s representations contained in the Agreement. The Holder hereby represents and warrants as follows:

(1)  The Holder Bears Economic Risk.

The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Holder must bear the economic risk of this investment indefinitely unless the New Notes and the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the New Notes and the Conversion Shares under the circumstances, in the amounts or at the times the Holder might propose.

(2)  Acquisition for Own Account.

The Holder is acquiring the New Notes and Conversion Shares for the Holder’s own account.

(3)  Qualified Institutional Buyer.

The Holder represents that it is a qualified institutional buyer as defined in Rule 144A.

(4)  The Holder Can Protect Its Interest.

The Holder represents that by reason of its, or of its management’s, business or financial experience, the Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Holder is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(5)  Company Information.

The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(6)  Residence.

The office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth on the signature page.

(7)  Foreign Investors.

If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the New Notes and Conversion Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the exchange of the New Notes and Conversion Shares for the Existing Notes, (ii) any foreign exchange restrictions applicable to such exchange, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the New Notes and Conversion Shares. The exchange of New Notes and Conversion Shares for the Existing Notes and the continued ownership by the Holder of the New Notes and Conversion Shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(8)  Transfer Restrictions.

The Holder understands that the New Notes and Conversion Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the 1933 Act, that the New Notes and Conversion Shares will not be registered under the 1933 Act and agrees that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the New Notes and Conversion Shares, it shall offer, resell, pledge or otherwise transfer such New Notes and Conversion Shares only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in an offshore transaction complying with the provisions of Rule 904 under the 1933 Act, (iii) pursuant to an exemption from registration under the 1933 Act provided by Rule 144 (if available), or (iv) pursuant to an effective registration statement under the 1933 Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any States of the United States, and (B) the Holder will notify any subsequent purchaser of the New Notes and Conversion Shares from it of the resale restrictions referred to in (A) above. The Holder acknowledges and agrees that the New Notes and Conversion Shares shall be subject to restrictions on transfer as set forth in the New Note Indenture. The Company acknowledges that a transfer in circumstances covered by the opinion contemplated in Section 6(c) will meet the requirements of clause (iii) of the second preceding sentence; provided, however, that the Company may require a confirmation of the opinion contemplated by Section 6(c) at the time of a particular transfer which confirmation the Holder may provide from the counsel who rendered the opinion or the opinion of other counsel to the Holder reasonably acceptable to the Company.

(d)  Non−Affiliate Status.

The Holder is not an “affiliate” (as that term is defined under Rule 144(a) of the 1933 Act and Rule 13e-3 of the 1934 Act of the Company. To the best of the Holder’s knowledge, the Holder did not acquire its beneficial interest in the Existing Notes from an “affiliate” of the Company.

(e)  Tax Advice.

The Holder has had the opportunity to review with its own tax advisors the U.S. Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. With respect to such tax matters, the Holder has relied and relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company or any of its agents) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.  Representations, Warranties, Covenants, Etc. of the Company.

The Company represents and warrants to the Holder that the following matters are true and correct on the date of execution and delivery of this Agreement, will be true and correct on the Closing Date and the Company covenants and agrees with the Holder as follows:

(a)  Organization and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority (i) to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby.

(b)  Concerning the Conversion Shares.

The Conversion Shares have been duly and validly authorized and when issued upon conversion of the New Notes will be duly and validly issued, fully paid and non-assessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Conversion Shares. The Common Stock is listed for trading on the Principal Market and (1) the Company and the Common Stock meet the criteria for continued listing and trading on the Principal Market; (2) the Company has not been notified since December 31, 2003 of any failure or potential failure to meet the criteria for continued listing and trading on the Principal Market; and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Conversion Shares will not be eligible for listing on the Principal Market.

(c)  Authorization and Binding Obligations of the Agreement.

This Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Holder) constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(d)  Authorization and Binding Obligations of the New Note Indenture.

The New Note Indenture has been duly authorized by the Company, and when the New Note Indenture is duly executed and delivered by the Company (assuming due authorization, execution and delivery of the New Note Indenture by the Trustee) will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)  Authorization and Binding Obligations of the New Notes.

The New Notes have been duly authorized by the Company, and when the New Notes are executed, authenticated and issued in accordance with the terms of the Indenture and subject to the terms and conditions set forth herein delivered pursuant to this Agreement at the Closing (assuming due authentication of the New Notes by the Trustee), such New Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)  Non-contravention.

The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected which would have a material adverse effect on the business, properties, or results of operations of the Company and the Subsidiaries, taken as a whole, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, or results of operations of the Company and the Subsidiaries, taken as a whole, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(g)  Approvals, Filings, Etc.

No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the New Note Indenture and the issuance of the New Notes as contemplated by this Agreement and the issuance of the Conversion Shares upon conversion of the New Notes other than notification by the Company to the Principal Market with respect to the listing of the Conversion Shares.

(h)  Absence of Certain Proceedings.

Except as disclosed in the SEC Reports, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company, might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents or the performance by the Company of its obligations under the Transaction Documents and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the SEC Reports, threatened by others.

(i)  Absence of Brokers, Finders, Etc.

No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement.

(j)  Certain Securities Law Matters.

Assuming the accuracy of the representations and warranties of the Holder contained in Section 3 hereto, the New Notes may be issued to the Holder pursuant to this Agreement without registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and Rule 506 of Regulation D thereunder. The Company acknowledges that, for purposes of Rule 144, the Holder will be entitled to tack the holding period of the Existing Notes determined in accordance with Rule 144, and “no-action letters” from the Division of Corporation Finance of the SEC relating thereto, to the holding period of the New Notes and the Conversion Shares and, so long as (x) the aggregate period during which the Existing Notes and the New Notes and the Conversion Shares as so determined are held is at least two years and (y) at the time of determination the Holder is not and has not for the preceding three months been an “affiliate” (as such term is defined in Rule 144) of the Company, the New Notes and the Conversion Shares may be sold pursuant to Rule 144(k). The Company agrees not to take a position contrary thereto in determining whether a transfer of the New Notes is permissible under Rule 144 unless the SEC or its staff by rule or interpretation changes its rules and interpretations thereof in effect on the date of this Agreement or such rules or interpretations are held invalid or incorrect by a court of competent jurisdiction or are altered as a result of legislative actions.

(k)  Trust Indenture Act.

The New Notes may be offered and issued to the Holder without the qualification of the New Note Indenture under the 1939 Act in reliance on the exemption contained in Section 304(b) of the 1939 Act.

(l)  No Integrated Offering.

Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the 1933 Act) of the Company has taken or will take any action to sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the exchange of the New Notes for the Existing Notes in a manner that would require the registration under the 1933 Act of the New Notes.

(m)  No Event of Default.

No event has occurred nor has any circumstance arisen which, had the New Notes been outstanding as of December 31, 2004, would constitute a default or an Event of Default (as such term is defined in the Indenture).

5.  Certain Covenants.

(a)  Covenants by the Company.

(1)  Exchange with Holders of Other Debentures.

For a period of 90 days after the Closing Date the Company will not enter into any agreement with any other holder of the Company’s 5% Convertible Subordinated Debentures due May 15, 2006 to exchange, repurchase, retire, repay or otherwise acquire any of such debentures (other than by payment when due at maturity) upon terms more favorable to such holder than the terms set forth in this Agreement, without the prior written consent of the Holder; provided, however that nothing in this Agreement shall restrict the Company’s ability to redeem such notes pursuant to the terms of the indenture by which they are governed.

(2)  Principal Market Listing; Reporting Status.

So long as the Holder beneficially owns any of the Conversion Shares, the Company shall (x) use its commercially reasonable best efforts to maintain the listing of the Common Stock on the Nasdaq National Market, and (y) timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(3)  PORTAL Eligibility.

In the event the New Notes are not eligible for trading on PORTAL at or prior to the Closing Date, the Company shall use its commercially reasonable best efforts to cause the New Notes to be eligible for trading on PORTAL as promptly as practicable following the Closing Date.

(b)  Settlement of Interest on the Existing Notes.

 The parties hereby agree that the Holder shall receive a payment of unpaid and accrued interest with respect to the Existing Notes (the “Interest Payment”) at the Closing Date. The parties hereby agree that the payment of the Interest Payment shall be deemed to satisfy any and all obligations by the Company to pay accrued and unpaid interest on the Existing Notes. In the event that the Holder shall receive any payments at the closing on the Closing Date or thereafter which include the payment of interest accrued on or after the Closing Date (an “Excess Interest Payment”), the Holder shall immediately remit to the Company in immediately available funds an amount equal to such Excess Interest Payment.

6.  Conditions to the Company’s Obligation to Exchange.

The Holder understands that the Company’s obligation to issue to the Holder the New Notes in exchange for the Existing Notes on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a)  On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)  The representations and warranties of the Holder contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Holder shall have performed all covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date; and

(c)  On the Closing Date, the Company shall have received the opinion of the Law Offices of Brian W. Pusch, dated the Closing Date, addressed to the Company, in form, scope and substance reasonably satisfactory to the Company, substantially in the form of Annex I to this Agreement, and

(d)  The Trustee shall have executed the New Note Indenture and the New Note Indenture shall be in full force and effect.

7.  Conditions to the Holder’s Obligations to Exchange.

The Company understands that the Holder’s obligation to exchange Existing Notes for the New Notes on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Holder in its sole discretion):

(a)  On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)  The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

(c)  No Event of Default under and as defined in the Existing Note Indenture or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the Existing Notes shall have occurred and be continuing;

(d)  The Company shall have delivered to the Holder a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs (a), (b), and (c) of this Section 7;

(e)  The Company shall have delivered to the Holder a certificate, dated the Closing Date, of the Secretary of the Company certifying (A) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (B) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby and (C) such other matters as reasonably requested by the Holder;

(f)  On the Closing Date, the Holder shall have received opinions of Jenner & Block LLP and Howard W. Brodie, Esq., dated the Closing Date, addressed to the Holder, in form, scope and substance reasonably satisfactory to the Holder, substantially in the form of Annex II and Annex III, respectively, to this Agreement;

(g)  The Company and the Trustee shall have executed the New Note Indenture and the New Note Indenture shall be in full force and effect and the New Notes shall have been duly authenticated by the Trustee;

(h)  On the Closing Date (1) trading in securities on the Nasdaq National Market shall not have been suspended or materially limited and (2) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities; and

(i)  The Company shall have used its commercially reasonable best efforts to cause the New Notes to be eligible for trading on PORTAL.

8.  Indemnification and Contribution.

(a)  Indemnification.

(1)  To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement; provided that the Company shall not be liable under this provision to the extent that such Claims resulted from the gross negligence or willful misconduct of the Indemnified Person. The Company shall reimburse each such Indemnified Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

(2)  Promptly after receipt by an Indemnified Person under this Section 8(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 8(a), deliver to the Company a notice of the commencement thereof and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding; provided further, however, that the Company shall not be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons hereunder and one separate counsel in each jurisdiction in which a Claim is pending or threatened. The failure to deliver notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 8(a), except to the extent that the Company is prejudiced in its ability to defend such action. The indemnification required by this Section 8(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(b)  Contribution.

To the extent any indemnification by the Company as set forth in Section 8(a) above is applicable by its terms but is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the Claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8(a) and (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation.

(c)  Other Rights.

The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

9.  Miscellaneous.

(a)  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)  Headings.

The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)  Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d)  Notices.

Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address (or telephone line facsimile transmission number) shown on the signature page hereto, Attention: Chief Legal Officer, with a copy addressed to John E. Welch, Jenner & Block, LLP, 601 Thirteenth Street, NW, Suite 1200 South, Washington, DC 20005 (facsimile transmission number (202) 661-4980), and in the case of any notice to the Holder, such notice shall be addressed to the Holder at its address (or telephone line facsimile transmission number) shown on the signature page hereto and a copy shall be given to: Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055).

(e)  Counterparts.

This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party’s signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Holder shall be deemed a reference to the date set forth below the Holder’s signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company’s signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Holder and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

(f)  Entire Agreement; Benefit.

This Agreement, the New Note Indenture and the New Notes and the other documents contemplated hereby and thereby constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Holder and their respective successors and permitted assigns and in no event shall the Holder have any liability to any stockholder or creditor of the Company or any other Person (other than the Company) in any way relating to or arising from this Agreement or the transactions contemplated hereby.

(g)  Waiver.

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(h)  Amendment.

No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i)  Best Efforts.

Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party’s obligations set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

(j)  Further Assurances.

Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(k)  Expenses.

The Company and the Holder shall each be responsible for its own expenses (including, without limitation, the legal fees and expenses of its counsel) incurred by them in connection with the negotiation and execution of, and closing under, this Agreement and of the transactions contemplated hereby.

(l)  Termination.

This Agreement may be terminated:

(1)  By the Holder at or after the Closing Date if any condition set forth in Section 7 has not been satisfied by the Closing Date (other than as a result of any failure on the part of the Holder to comply with or perform any covenant or obligation of the Holder set forth in this Agreement);

(2)  By the Company at or after the Closing Date if any condition set forth in Section 6 has not been satisfied by the Closing Date (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement);

(3)  By the Holder if the closing shall not have occurred on a Closing Date on or before December 30, 2005, other than solely by reason of a breach of this Agreement by the Holder; or

(4)  By mutual consent of the Holder and the Company.

If the Holder wishes to terminate this Agreement pursuant to Section 9(l)(1) or (3), the Holder shall deliver to the Company a written notice stating that the Holder is terminating this Agreement and setting forth a brief description of the basis on which the Holder is termination this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9(l)(2), the Company shall deliver to the Holder a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

If this Agreement is terminated pursuant to Section 9(l), this Agreement shall be of no further force or effect (and, except as provided in this paragraph, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or affiliates); provided, however, that Section 9, including without limitation, this Section 9(l), shall survive the termination of this Agreement and shall remain in full force and effect, and the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement

(m)  Survival.

The respective representations, warranties, covenants and agreements of the Company and the Holder contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holder or any Person controlling or acting on behalf of the Holder or by the Company or any Person controlling or acting on behalf of the Company.

(n)  Public Statements, Press Releases, Etc.

The Company and the Holder shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1934 Act and the rules and regulations promulgated thereunder.

(o)  Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above and on the dates set forth below their respective signatures.

EMCORE CORPORATION

By:  /s/ Howard Brodie
Name: Howard Brodie
Title:  Executive Vice President

Address:

145 Belmont Drive
Somerset, New Jersey 08873

Facsimile No.: (732) 271-9686

Date:    November 10, 2005

ALEXANDRA GLOBAL MASTER
FUND LTD.

By:	ALEXANDRA INVESTMENT MANAGEMENT, LLC,

as Investment Advisor

By:  /s/ M. Filimonov
    Mikhail Filimonov
    Chairman and Chief Executive Officer

Address:

c/o Alexandra Investment Management,
LLC
767 Third Avenue
39th Floor
New York, New York 10017

Facsimile No.: (212) 301-1810

Date:    November 11, 2005

ANNEX I

[LETTERHEAD - Law Offices of Brian W Pusch]

November __, 2005

Emcore Corporation
145 Belmont Drive
Somerset, New Jersey 08873

ALEXANDRA GLOBAL MASTER FUND LTD.
Emcore Corporation

Ladies and Gentlemen:

We are special counsel for Alexandra Global Master Fund Ltd., a British Virgin Islands international business company ("Alexandra"), in connection with the exchange of $14,425,000.00 aggregate principal amount of 5% Convertible Subordinate Debentures due May 15, 2006 (the “5% Debentures”) of Emcore Corporation, a New Jersey corporation (the “Company”), for $16,580,460.00 aggregate principal amount of 5% Senior Subordinated Convertible Notes due 2011 of the Company (the “Notes”) pursuant to the terms of an Exchange Agreement, dated as of November   , 2005, by and between the Company and Alexandra (the “Exchange Agreement”). The 5% Debentures are, and the Notes will be, convertible into shares of Common Stock, no par value per share, of the Company (the “Common Stock”).

In connection with this opinion, we have examined the Exchange Agreement, the form of the 5% Debentures, the Indenture, dated as of May 7, 2001, between the Company and Wilmington Trust Company, as Trustee, relating to the 5% Debentures, the form of the Notes, the Indenture, dated as of November 14, 2005, between the Company and Deutsche Bank Trust Company, as Trustee, relating to the Notes (the “Note Indenture”) and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements or other instruments of Alexandra, orders, rulings and certificates of public officials, officers and representatives of Alexandra and Alexandra Investment Management, LLC, a Delaware limited liability company (“AIM”) that serves as Alexandra’s investment adviser, and such other persons, have made such investigations of law, and have discussed with representatives of Alexandra and AIM such questions of fact, as we have deemed proper and necessary as a basis for the opinions hereinafter expressed. As to certain questions of fact we have relied, without independent verification, on information provided to us by Alexandra and AIM.

We have assumed the genuineness of all signatures appearing on the documents furnished to or reviewed by us and we have also assumed that any person purporting to execute any document in a representative capacity is a duly authorized representative of the person for whom such person executed such document. We have also assumed, without verification, that the representations and warranties of Alexandra and the Company contained in the Exchange Agreement are true and correct.

On the basis of the foregoing and in reliance thereon, we are of the opinion that:

1.  For purposes of Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “1933 Act”), Alexandra’s holding period for the 5% Debentures began on the later of the date the 5% Debentures were (i) issued by the Company or (ii) sold by an “affiliate” of the Company, as the term “affiliate” is defined for purposes of Rule 144;

2.  After Alexandra exchanges the 5% Debentures for the Notes pursuant to the Exchange Agreement, Alexandra may tack its holding period of the 5% Debentures to its holding period of the Notes for purposes of Rule 144;

3.  After any conversion of any of the Notes into shares (the “Conversions Shares”) of Common Stock in accordance with the terms of the Notes and the Note Indenture, Alexandra may tack its holding period of the Notes, determined as stated in our opinion in the immediately preceding paragraph 2, to its holding period of such Conversion Shares for purposes of Rule 144;

4.  After any sale of any of the Notes by Alexandra to a person (a “Transferee”) who is not an “affiliate” of the Company, as the term “affiliate” is defined for purposes of Rule 144, in a transaction not involving a public offering, such Transferee may tack Alexandra’s holding period of such Notes, determined as stated in our opinion in the preceding paragraph 2, to such Transferee’s holding period of such Notes for purposes of Rule 144;

5.  After any conversion of such Notes by such Transferee into Conversion Shares in accordance with the terms of the Notes and the Note Indenture following a sale by Alexandra of such Notes to such Transferee in a transaction not involving a public offering, such Transferee may tack its holding period of the Notes, determined as stated in our opinion in the immediately preceding paragraph 4, to its holding period of such Conversion Shares for purposes of Rule 144; and

6.  Alexandra may sell the Notes and the Conversion Shares without registration of the Notes or the Conversion Shares under the 1933 Act.

We are admitted to practice in the State of New York and no opinion is expressed herein on any laws other than the federal laws of the United States. This opinion is rendered solely for the benefit of the Company, Alexandra and AIM and may not be relied upon for any other purpose or by any other person.

Very truly yours,

Brian W. Pusch

BWP:to

ANNEX II

[LETTERHEAD - Jenner & Block LLP]

November [__], 2005

Alexandra Global Master Fund Ltd.
c/o Alexandra Investment Management, LLC
767 Third Avenue, 39th Floor
New York, New York 10017
Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for EMCORE Corporation (the “Company”) in response to the requirement of Section 7(f) of the Exchange Agreement dated November [__], 2005 (the “Exchange Agreement”) by and between the Company and Alexandra Global Master Fund Ltd (the “Holder”) relating to the exchange of the $14,425,000 aggregate principal amount of the Company’s outstanding Convertible Subordinated Notes due 2006 (the “Existing 2006 Notes”) for $16,580,460 aggregate principal amount of the Company’s newly issued Convertible Senior Subordinated Notes due 2011 (the “New 2011 Notes”). Every term which is defined or given a special meaning in the Exchange Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Exchange Agreement.

In connection with the preparation of this letter, we have among other things read:

(a)  the Indenture dated as of May 7, 2001 by and between the Company and Wilmington Trust Company as trustee;

(b)  the Indenture (the “New 2011 Notes Indenture”), dated as of [_______], 2005 by and between the Company and Deutsche Bank Trust Company Americas as trustee (the “Trustee”);

(c)  the Exchange Agreement;

(d)  a specimen of the Existing 2006 Notes;

(e)  a specimen of the New 2011 Notes;

(f)  copy of the resolutions of the Board of Directors of the Company adopted on October [__], 2005;

(g)  a certificate of the Secretary of the Company dated the date hereof and delivered to us in connection with this opinion; and

(h)  copies of all certificates and other documents delivered today in connection with the consummation of the Exchange Offer.

Subject to the assumptions, qualifications and limitations which are identified in this letter, and subject to compliance by the Holder with its representations and warranties set forth in Section 3(c) of the Exchange Agreement and by the Company with its representations and warranties set forth in Section 4(l) of the Exchange Agreement, it is not necessary in connection with the sale and delivery of the New 2011 Notes to the Holder in the manner contemplated by the Exchange Agreement to register the New 2011 Notes under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent resales of the New 2011 Notes.

**********

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Exchange Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) factual information represented to be true in the Exchange Agreement, in the other documents specifically identified at the beginning of this letter as having been read by us and in the certificates and other documents executed by the Company and delivered to you or to the Trustee under the New 2011 Notes Indenture; (ii) factual information provided to us by the Company or its representatives; and (iii) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Jenner & Block LLP at that time who spent substantial time representing the Company in connection with the transactions contemplated by the Exchange Agreement.

Our advice on every legal issue addressed in this letter is based exclusively on the federal laws of the United States that are, in our experience, generally applicable to transactions of the nature contemplated in the Exchange Agreement, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. Our opinions are limited to the specific issues addressed. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Exchange Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by the Holder only for the purpose served by the provision in the Exchange Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Holder may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which could encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

Jenner & Block LLP

ANNEX III

[EMCORE Corporation Letterhead]

November [__], 2005

Alexandra Global Master Fund Ltd.
c/o Alexandra Investment Management, LLC
767 Third Avenue, 39th Floor
New York, New York 10017

Ladies and Gentlemen:

I am issuing this letter in my capacity as Vice President and General Counsel of EMCORE Corporation (the “Company”) in response to the requirement of Section 7(f) of the Exchange Agreement dated [__________], 2005 (the “Exchange Agreement”) by and between the Company and Alexandra Global Master Fund Ltd (the “Holder”) relating to the exchange of the $14,425,000 aggregate principal amount of the Company’s outstanding Convertible Subordinated Notes due 2006 (the “Existing 2006 Notes”) held by the Holder for $16,580,460 aggregate principal amount of the Company’s newly issued Convertible Senior Subordinated Notes due 2011 (the “New 2011 Notes”). Every term which is defined or given a special meaning in the Exchange Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Exchange Agreement.

In connection with the preparation of this letter, I or others under my supervision have among other things read:

(a)  the Indenture (the “New2011 Notes Indenture”), dated as of [_______], 2005 by and between the Company and Deutsche Bank Trust Company Americas as trustee (the “Trustee”);

(b)  the Exchange Agreement;

(c)  a specimen of the New 2011 Notes;

(d)  copy of the resolutions of the Board of Directors of the Company adopted on October [__], 2005;

(e)  a copy of the restated certificate of incorporation of the Company certified as of a recent date by the Secretary of State of New Jersey;

(f)  a copy of the by-laws of the Company; and

(g)  copies of all certificates and other documents delivered today in connection with the consummation of the Exchange Offer.

Subject to the assumptions, qualifications and limitations which are identified in this letter, it is my opinion that:

(i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey;

(ii) The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the New Notes by all necessary corporate action and are free of preemptive rights; all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the New 2011 Notes Indenture, will be duly and validly authorized and issued, fully paid and nonassessable;

(iii) The execution, delivery and performance of the Exchange Agreement and the New 2011 Notes Indenture and the issuance of the New Notes and the Conversion Shares and the consummation of the transactions contemplated thereby do not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of the properties or assets of the Company; and, except as may be required by the securities or “blue sky” laws of any state of the United States in connection with the issuance of the New Notes, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Exchange Agreement and the New Note Indenture by the Company and the issuance of the New Notes and the Conversion Shares and the consummation of the transactions contemplated thereby;

(iv) The Company has all necessary corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder and to issue and deliver the New Notes and the Conversion Shares to the Holder;

(v) The Exchange Agreement has been duly authorized, executed and delivered by the Company;

(vi) The New 2011 Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(vii) The New Notes have been duly authorized by the Company and when executed, issued and authenticated in accordance with terms of the New 2011 Notes Indenture and delivered to the Holder in exchange for the Existing Notes, will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law

*********

Except for the activities described in the immediately preceding section of this letter, I have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

I have assumed for purposes of this letter: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the immediately preceding paragraph are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears.

My advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States of America, and the laws of the State of New York and the New Jersey Business Corporation Act. My opinion is limited to the specific issues addressed. Neither the opinion nor other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in my experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Exchange Agreement.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

This letter may be relied upon by the Holder only for the purpose served by the provision in the Exchange Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Holder may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which could encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance; provided, however, that this opinion may be relied upon by Deutsche Bank Trust Company Americas in its capacity as Trustee under the New 2011 Notes Indenture.

Sincerely,

Howard W. Brodie, Esq.